EXHIBIT 1.1

Pyxis Tankers Inc.

COMMON STOCK

EQUITY DISTRIBUTION AGREEMENT

March 30, 2018

Noble Capital Markets
733 3rd Avenue, 16th Floor
New York, NY 10022

Attn: Henry Williams, CFO

Pyxis Tankers Inc., a Marshall Islands corporation (the “Company”), confirms its agreement (this “Agreement”) with Noble Capital Markets, Inc., a Florida corporation (“Noble”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Noble, acting as agent, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $2,300,000 (the “Maximum Amount”), subject to the limitations set forth in Section 3(b) hereof. The issuance and sale of shares of Common Stock through Noble will be effected pursuant to the Registration Statement (as defined below) filed by the Company, which was declared effective under the Securities Act (as defined below) by the U.S. Securities and Exchange Commission (the “Commission”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, not earlier than three years prior to the date hereof, a shelf registration statement on Form F-3 (File No. 333-222848), including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of Common Stock pursuant to this Agreement (the “Prospectus Supplement”). The Company has furnished to Noble, for use by Noble, an electronic copy of the prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement, relating to the offering of Common Stock pursuant to this Agreement. Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness, as well as any new registration statement as may have been filed pursuant to Section 7(v), including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time, and (3) any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act to register the offer and sale of additional shares of Common Stock pursuant to this Agreement. Except where the context otherwise requires, “Prospectus,” as used herein, means the base prospectus included in the registration statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) under the Securities Act), as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Common Stock that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (each, an “Issuer Free Writing Prospectus”). Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications (collectively “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Common Stock through Noble, as agent, hereunder (each, a “Placement”), it will notify Noble by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Common Stock to be sold, which shall at a minimum include the number of shares of Common Stock to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Noble set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Noble unless and until (i) the entire amount of the Placement Shares have been sold, (ii) in accordance with the notice requirements set forth in Section 4, the Company or Noble suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Noble in connection with the sale of the Placement Shares through Noble, as agent, shall be as set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Noble will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Noble, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

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3. Sale of Placement Shares by Noble.

(a) Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, Noble, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market (the “Exchange”), for the period specified in the Placement Notice, to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of such Placement Notice. Noble will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Noble pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Noble (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, Noble may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker or through an electronic communications network; provided, any such sale of Placement Shares is not inconsistent with the plan of distribution set forth in the Prospectus Supplement. If expressly authorized by the Company in a Placement Notice, Noble may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that Noble will be successful in selling Placement Shares, (ii) Noble will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Noble to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Section 3, and (iii) Noble shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b) Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement (i) if, after giving effect to the sale of such Placement Shares, the aggregate number or amount of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the number or amount of shares of Common Stock then available for offer and sale under the Prospectus and the then currently effective Registration Statement pursuant to which the offering hereunder is being made and (C) the number or amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Noble in writing, or (ii) at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Noble in writing. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 3(b) on the number or amount of Placement Shares that may be issued and sold under this Agreement shall be the sole responsibility of the Company, and Noble shall have no obligation in connection with such compliance.

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(c) During the term of this Agreement, neither Noble nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company, (ii) any sale of any security of the Company that Noble does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, Noble, or (iii) any lending of any security of the Company. During the term of this Agreement and notwithstanding anything to the contrary herein, Noble agrees that in no event will Noble or its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock or related derivative securities if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act.

4. Suspension of Sales. The Company or Noble may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and Noble shall not sell any Placement Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the respective Point of Sale (as defined below) (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Noble at which such Placement Shares were sold, after deduction for (i) Noble’s commission for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

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(b) Delivery of Placement Shares. On each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Noble’s or its designee’s account (provided Noble shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Noble will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. Noble will be responsible for obtaining DWAC instructions or instructions for delivery by other means with regard to the transfer of Placement Shares being sold. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, the Company will (i) hold Noble, its directors, officers, members, partners, employees and selling agents of Noble, each broker dealer affiliate of Noble, and each person, if any, who (A) controls Noble within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with Noble (each, a “Noble Affiliate”), harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Noble any commission, discount, or other compensation to which it would otherwise have been entitled pursuant to Schedule 3 absent such default.

6. Representations and Warranties of the Company. The Company, on behalf of itself and its subsidiaries, represents and warrants to, and agrees with, Noble that as of each Applicable Time (as defined in Section 22(a)):

(a) Compliance with Registration Requirements. The Registration Statement was declared effective under the Securities Act by the Commission on February 12, 2018, and any post-effective amendment thereto has also been declared effective by the Commission or became effective upon filing under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the Placement Shares in accordance with Rules 456(a) and 457(o) under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Company meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement and the offer and sale of the Placement Shares as contemplated hereby meet the requirements of General Instruction I.B.5. of Form F-3 and the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. The Prospectus Supplement has named Noble as an agent that the Company has engaged in the section entitled “Plan of Distribution.” The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

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(b) No Misstatement or Omission. The Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, complied or will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and, as of each of the Settlement Dates, if any, will comply in all material respects with the Securities Act and did not and, as of each of the Settlement Dates, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Point of Sale and each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by Noble expressly for use therein. “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Noble’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(d) The Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Placement Shares as contemplated by this Agreement. This Agreement conforms in all material respects to the descriptions thereof in the Prospectus Supplement.

(e) Authorization of the Placement Shares. The Placement Shares to be sold by Noble, acting as agent for the Company, have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. Except as otherwise disclosed in the Prospectus, the issuance of the Placement Shares is not subject to any statutory preemptive rights under the Company’s organizational documents as in effect at the time of issuance, or any rights of first refusal or other similar rights of any securityholder of the Company pursuant to any agreement to which the Company or a subsidiary (as defined below) is a party (except for such preemptive or contractual rights as have been waived).

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(f) No Applicable Registration or Other Similar Rights. There are no persons with registration rights or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived. No person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise.

(g) No Material Adverse Effect. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its direct or indirect subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, other than to the Company, any subsidiary on any class of its capital stock.

(h) Independent Accountants. Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“E&Y”), the accountants who certified or reviewed, as applicable, the financial statements and supporting schedules filed with the Commission and incorporated by reference as a part of the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and Exchange Act. E&Y has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(i) Preparation of the Financial Statements. The consolidated financial statements of the Company, together with related notes and schedules included or as incorporated by reference in the Registration Statement and the Prospectus, present fairly, in all material respects, the financial condition of the Company and its consolidated subsidiaries at the indicated dates and the statements of comprehensive income/(loss), stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the indicated periods. Such financial statements have been prepared in conformity with U.S. generally accepted principles of accounting, applied on a consistent basis throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial date and summary financial information included or incorporated by reference in the Registration Statement and the Prospectus constitute a fair summary of the information purported to be summaries and have been compiled on a basis consistent with the audited financial statements presented therein and the books and records of the Company. No other financial statements or supporting schedules are required to be included in or incorporated by reference in the Registration Statement and the Prospectus under the Securities Act except as so included. All disclosures contained in or incorporated by reference in the Registration Statement and the Prospectus regarding “non GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act to the extent applicable.

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(j) Incorporation and Good Standing of the Company and its Subsidiaries. The Company is validly existing as a corporation in good standing under the laws of the Republic of The Marshall Islands and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing is not resulting or would not reasonably be expected to result in a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the significant subsidiary(ies) (as such term is defined in Rule 1-02 of Regulation S-X) listed on Schedule 4 (each referred to hereinafter as “subsidiary”). The subsidiaries are the only subsidiaries which are currently material to the business and operations of the Company, and each such subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each such jurisdiction where such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing is not resulting or would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through one or more wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim except for those arising under any credit facility or loan agreement (“Credit Facilities”) to which the Company or any of its subsidiaries is a party as disclosed in or contemplated in the Prospectus or any related Security Agreement or Pledge Agreement; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

(k) Capital Stock Matters. The Common Stock conforms in all material respects to the description thereof incorporated by reference in the Prospectus. The form of certificates for the Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those disclosed in the Prospectus or in a document filed as an exhibit to or incorporated by reference into the Registration Statement.

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(l) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any subsidiary is in violation of its articles of incorporation, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement (including any Credit Facility), note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary, is subject (collectively, “Agreements and Instruments”) except for such violations or defaults, singly or in the aggregate, that are not resulting or would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Placement Shares by the Company) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both: (A) result in any violation of the provisions of the articles of incorporation, by-laws or organization document of the Company or any subsidiary, or (B) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that are not, singly or in the aggregate, resulting or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), or result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, self-regulatory organization or other non-governmental regulatory authority (including without limitation, the rules and regulations of the NASDAQ Stock Market (“NASDAQ”)) or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for such violations that are not resulting or would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all of such indebtedness by the Company or any subsidiary. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or regulatory authority or self-regulatory organization or other non-governmental regulatory authority (including without limitation, the rules and regulations of NASDAQ) or approval of the Company’s shareholders, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance and sale of the Placement Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the Securities Act or state securities laws and (ii) under the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”).

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(m) No Material Actions or Proceedings; Labor Disputes. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus that is not so disclosed, or which is resulting or would reasonably be expected to result in a Material Adverse Effect, or which is materially and adversely affecting or would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are not resulting or would not reasonably be expected to result in a Material Adverse Effect. No labor dispute with the employees of the Company, any of the Company’s affiliates controlled by it or any subsidiary exists or, to the knowledge of the Company, is imminent, which currently is resulting in or would reasonably be expected to result in a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which is resulting in or would reasonably be expected to result in a Material Adverse Effect.

(n) All Necessary Permits, etc. The Company and each subsidiary possess such permits, licenses, certificates, approvals, financial assurances, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate international, national, state or local regulatory agencies or bodies (collectively, “Governmental Authorities”) necessary to conduct the business now operated by them, except where the failure to so possess is not, singly or in the aggregate, resulting or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; the Company and each subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply is not, singly or in the aggregate, resulting or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect is not, singly or in the aggregate, resulting or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; and none of the Company or any of the subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, result in or would reasonably be expected to result in a Material Adverse Effect.

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(o) Tax Law Compliance. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. Any applicable United States federal income tax returns of the Company through the fiscal year ended December 31, 2017 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No capital gains, income, withholding or other taxes are payable by or on behalf of Noble to the Republic of Greece or the Republic of The Marshall Islands (assuming that Noble is not a citizen or resident of the Republic of The Marshall Islands or is carrying on business or conducting transactions in the Republic of The Marshall Islands), or to any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery by the Company of the Placement Shares to or for the account of Noble. There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state or the Republic of The Marshall Islands (assuming that Noble is not a citizen or resident of the Republic of The Marshall Islands or is carrying on business or conducting transactions in the Republic of The Marshall Islands), or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance, sale and delivery by the Company of the Placement Shares to or for the account of Noble.

(p) Company Not an “Investment Company”. The Company is not required, and upon the issuance and sale of the Placement Shares as contemplated by this Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(q) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers (which term shall include protection and indemnity associations or clubs), in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is generally maintained by companies of a similar size engaged in the same or similar business, and all such insurance is in full force and effect. There are no material claims by or on behalf of the Company or any subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and neither the Company nor any of the subsidiaries is currently required to make any payment, or is aware of any facts which would require the Company or any subsidiary to make any payment, in respect of a call by, or a contribution to, any insurance club, except for any payment or claims which do not or would not reasonably be expected to, in the aggregate, result in a Material Adverse Effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

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(r) No Price Stabilization or Manipulation. Neither the Company nor, to the Company’s knowledge, any officer, director, employee or affiliate of the Company has taken any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(s) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission under the Exchange Act, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at each Point of Sale and each Settlement Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(t) Conformity of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of Noble. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

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(u) Compliance with Environmental Laws. Except as disclosed in the Prospectus, (A) neither the Company nor any of its subsidiaries is in violation of any applicable international, national, state or local convention, law, regulation, order, Governmental License or other requirement relating to pollution or protection of human health or safety (as they relate to exposure to Materials of Environmental Concern (as defined below)) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of natural resources, including without limitation, conventions, laws or regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), nor has the Company or any subsidiary received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any such subsidiary is in violation of any Environmental Law or Governmental License required pursuant to Environmental Law; except, in each case, as does not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) there is no claim, action or cause of action filed with a court or Governmental Authority and no investigation, or other action with respect to which the Company or any subsidiary has received written notice alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any subsidiary, now or in the past, or from any vessel owned, leased or operated by the Company or any subsidiary, now or in the past (collectively, “Environmental Claim”), pending or, to the knowledge of the Company, threatened against the Company or any subsidiary or any person or entity whose liability for any Environmental Claim the Company or any subsidiary has retained or assumed either contractually or by operation of law, except as does not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably would be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of an Environmental Claim against the Company, any subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any subsidiary has retained or assumed either contractually or by operation of law, except as does not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (for the avoidance of doubt, the operation of vessels in the ordinary course of business shall not be deemed, by itself, an action, activity, circumstance or condition set forth in this clause (C)); and (D) none of the Company or any subsidiary is subject to any pending proceeding under Environmental Law to which a Governmental Authority is a party and which the Company reasonably believes is likely to result in monetary sanctions of US$100,000 or more. The Company has reasonably concluded that associated costs and liabilities arising under Environmental Laws and resulting from the business, operations or properties of the Company or any subsidiary does not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(v) Intellectual Property. The Company and the subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them in any material respect, and none of the Company or any subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (in the case of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, is currently resulting or would reasonably be expected to result in a Material Adverse Effect.

(w) Brokers. There are no contracts, agreements or understandings between the Company and any person (other than contracts, agreements or understandings between the Company and Noble) that would give rise to a valid claim against the Company or Noble for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement and the Prospectus or, to the Company’s best knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Noble’s compensation as determined by FINRA.

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(x) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the family members of any of them.

(y) Broker-Dealer Status; FINRA Exemption. Neither the Company nor any of its subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA). To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement. With respect to any Applicable Time at which Noble would not be able to rely on Rule 5110(b)(7)(C)(i) of FINRA, (I) all of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to Noble or its counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to Rule 5110 of FINRA in connection with the transactions contemplated by this Agreement is true, complete and correct, and (II) copies of any Company filings required to be filed with FINRA have been filed with the Commission or delivered to Noble for filing with FINRA and (III) FINRA has determined to raise no objections with respect to such filing pursuant to Rule 5110 of FINRA.

(z) Sarbanes–Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and which the Company is required to comply with.

(aa) Disclosure Controls And Procedures. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect with to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

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(bb) Contracts and Agreements. There are no contracts, agreements, instruments or documents which are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits thereto which have not been so described and filed. Neither the Company nor any subsidiaries has terminated any of the contracts or agreements filed as an exhibit to the Registration Statement or any document listed as an exhibit to the Registration Statement and incorporated by reference therein, and no such termination has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement. Any descriptions of the terms of any of the foregoing contracts and agreements that are contained in the Registration Statement and Prospectus are accurate and fair in all material respects.

(dd) Title to Properties. The Company and each subsidiary has good and marketable title to all real property owned by them, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) would not, singly in the aggregate, results in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease in any material respect.

(ee) Anti-Corruption Complaince. Neither the Company nor any of its subsidiaries nor any director or officer, nor, to the Company’s best knowledge, any affiliate, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries, and, to the Company’s best knowledge, the Company’s affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

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(ff) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) OFAC.

i) Neither the Company nor any of its subsidiaries, nor any director or executive officer thereof, nor, to the Company’s best knowledge, any other officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor (2) located, organized or resident in the Balkans, Belarus, Burma, Cote D’Ivoire, Cuba, Democratic Republic of Congo, Iran, Iraq, North Korea, Sudan, Syria or Zimbabwe.

ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of any Person in any country or territory that, at the time of such funding or facilitation, is subject of Sanctions; or

iii) Since their inception, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh) Exchange Listing. The Common Stock is currently listed on the Exchange under the trading symbol “PXS”. Except as disclosed in the Prospectus, the Company has not, in the 12 months preceding the date the first Placement Notice is given hereunder, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements. Except as disclosed in the Prospectus, the Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(uu) Underwriter Agreements The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction or any “equity line” transaction.

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(ww) No Restrictions. There are no restrictions on subsequent transfers of the Placement Shares under the Company’s or any subsidiary’s organizational documents or the laws of the Republic of The Marshall Islands.

(xx) Maritime Matters.

i) Each of the vessels described in the Registration Statement and the Prospectus as being owned by the Company or any subsidiary as described therein (“Owned Vessels”) has been duly and validly registered in the name of a subsidiary under the laws and regulations and flag of the nation of its registration; no other action is necessary to establish and perfect such entity’s title to and interest in any of the Owned Vessels as against any third party; and each Owned Vessel is owned directly by the Company or such subsidiary free and clear of all liens, claims, security interests or other encumbrances, except such as are described in or contemplated by the Registration Statement and the Prospectus. Each such subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for maritime liens incurred in the ordinary course and those liens arising under Credit Facilities, each as disclosed in the Registration Statement and the Prospectus.

ii) Each of the Owned Vessels is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction in which it is registered, except for any failure which would not result in a Material Adverse Effect.

iii) Each of the Owned Vessels is operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, with moral jurisdiction over, or classification society or insurer applicable to the respective Owned Vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws), in each case as in effect on the date hereof, except where such failure to be in compliance is not resulting or would not reasonably be expected to result in a Material Adverse Effect. The Company and each applicable subsidiary are qualified to own or lease, as the case may be, and operate such Owned Vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified is not resulting or would not reasonably be expect to result in a Material Adverse Effect.

iv) Each of the Owned Vessels is classed by a classification society which is a full member of the International Association of Classification Societies and such Owned Vessels are in class with valid class and trading certificates, without overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

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v) Each memorandum of agreement or option agreement to which the Company or any of its subsidiaries is a party to purchase any vessels as described in or filed as an exhibit to the Registration Statement and the Prospectus has been duly authorized and has been executed and delivered by the respective parties thereto, and the Company has no reason to believe that such agreements do not constitute valid and binding agreements of each such party enforceable in all material respects against each such party in accordance with its terms. Upon exercise of its rights to acquire any vessel as provided for in any such memorandum of agreement or option agreement, the Company or applicable subsidiary will have an enforceable right to acquire the vessel subject to the same.

vi) Neither the Company nor any subsidiary is a party to any agreement pursuant to which it has contracted to build any shipping vessels.

(yy) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are provided by Drewry Shipping Consultants Ltd. or based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(zz) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares.

(aaa) Immunity from Jurisdiction. Neither the Company nor any subsidiary or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands or Greece or any political subdivision thereof.

(bbb) Foreign Private Issuer Status. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ccc) PFIC Status. The Company did not qualify as a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year, if any.

(ddd) Dividends and Distributions. Except in accordance with Marshall Islands law or otherwise as disclosed in the Registration Statement and the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of The Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands (so long as not paid to a citizen or resident of the Republic of The Marshall Islands) and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authority in the Republic of The Marshall Islands.

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(eee) No Limits on Distributions. Except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no limitations on the ability of the Company to make distributions in respect of or to redeem the Common Stock. Except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no encumbrances or restrictions on the ability of any subsidiary: (A) to pay dividends or make other distributions on such subsidiary’s capital stock or to pay any indebtedness to the Company and any such dividends and other distributions, under the current laws and regulations of the jurisdictions where such subsidiaries are organized, may be freely transferred out of such jurisdictions and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such jurisdictions, (B) to make loans or advances or pay any indebtedness to the Company or (C) to transfer any of its property or assets to the Company.

(fff) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

(ggg) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(hhh) XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iii) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

Any certificate signed by an officer of the Company and delivered to Noble or to counsel for Noble pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to Noble as to the matters set forth therein.

The Company acknowledges that Noble and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Noble, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

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7. Covenants of the Company. The Company covenants and agrees with Noble that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Noble under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), (i) the Company will notify Noble promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Noble within a reasonable period of time before the filing and Noble has not reasonably objected thereto (provided, however, that the failure of Noble to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Noble’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy Noble shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement); (iii) the Company will furnish to Noble at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notice of Commission Stop Orders. The Company will advise Noble, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, Noble shall cease making offers and sales under this Agreement.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Noble under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Noble to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the best interests of the Company to do so.

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(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Noble under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Noble reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Noble and its counsel (at the expense of the Company) electronic copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Noble may from time to time reasonably request and, at Noble’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Noble to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, a consolidated earnings statement of the Company and its subsidiaries (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

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(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Shares to Noble, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (v) fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vi) the fees and expenses of the Company’s transfer agent or registrar for the Common Stock; (vii) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department and (viii) the Company shall reimburse Noble for the reasonable and documented out-of-pocket fees and expenses of Noble, including the fees of their counsel, in an amount not to exceed $50,000.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. The Company will use commercially reasonable efforts to inform Noble on a timely basis of any transaction to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period of any Placement Notice.

(j) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise Noble promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Noble pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Noble or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Noble may reasonably request. For the avoidance of doubt, the requirement that the Company cooperate with any due diligence review reasonably requested by Noble or its agents shall be waived following a Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

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(l) Required Filings Relating to Placement of Placement Shares. The Company shall set forth in each Annual Report on Form 20-F or Report on Form 6-K (containing financial statements, supporting schedules or other financial data and incorporated by reference into the Registration Statement) filed by the Company with the Commission in respect of any quarter in which sales of Placement Shares were made through Noble under this Agreement, with regard to the relevant period, the amount of Placement Shares sold through Noble, the gross proceeds to the Company and the compensation payable by the Company to Noble with respect to such sales of Placement Shares. To the extent that the filing of a prospectus supplement with the Commission with respect to any sales of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Shares sold through Noble, the gross proceeds to the Company and the compensation payable by the Company to Noble with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m) Representation Dates; Certificate. On or prior to the First Delivery Date and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (B) a supplement or amendment that relates to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); (iii) files a report on Form 6-K under the Exchange Act incorporated into the Registration Statement containing financial statements, supporting schedules or other financial information; or (iv) files a report on Form 6-K under the Exchange Act incorporated into the Registration Statement containing amended financial information; (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish Noble within two (2) Trading Days after each Representation Date with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Noble with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Noble sells any Placement Shares, the Company shall provide Noble with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinion of U.S. Counsel. On or prior to the First Delivery Date, the Company shall cause to be furnished to Noble the written opinion (including negative assurance statement) of Jones Day, as U.S. issuer’s counsel to the Company, or other counsel reasonably satisfactory to Noble (“Company Counsel”), substantially in the form previously agreed between Company Counsel and Noble. Thereafter, within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar quarter, the Company shall cause to be furnished to Noble the written opinion (including negative assurance statement) of Company Counsel substantially in the form previously agreed between Company Counsel and Noble, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Company Counsel has previously furnished to Noble such written opinion (including negative assurance statement) substantially in the form previously agreed between Company Counsel and Noble, Company Counsel may, in respect of any future Representation Date, furnish Noble with a letter (a “U.S. Reliance Letter”) in lieu of such written opinion (including negative assurance statement) to the effect that Noble may rely on the prior written opinion (including negative assurance statement) of Company Counsel delivered pursuant to this Section 7(n) to the same extent as if it were dated the date of such U.S. Reliance Letter (except that statements in such prior written opinion (including negative assurance statement) shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such U.S. Reliance Letter).

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(o) Legal Opinion of Marshall Islands Counsel. On or prior to the First Delivery Date, the Company shall cause to be furnished to Noble the written opinion of Seward & Kissel LLP, as Marshall Islands counsel to the Company, or other counsel reasonably satisfactory to Noble (“Marshall Islands Counsel”), substantially in the form previously agreed between Marshall Islands Counsel and Noble. Thereafter, within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar year, the Company shall cause to be furnished to Noble the written opinion of Marshall Islands Counsel substantially in the form previously agreed between Marshall Islands Counsel and Noble, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Marshall Islands Counsel has previously furnished to Noble such written opinion substantially in the form previously agreed between Marshall Islands Counsel and Noble, Marshall Islands Counsel may, in respect of any future Representation Date, furnish Noble with a letter (a “MI Reliance Letter”) in lieu of such opinions to the effect that Noble may rely on the prior opinions of Marshall Islands Counsel delivered pursuant to this Section 7(o) to the same extent as if it were dated the date of such MI Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such MI Reliance Letter).

(p) Legal Opinion of Malta Counsel. On or prior to the First Delivery Date, the Company shall cause to be furnished to Noble the written opinion of Malta counsel to the Company that is reasonably satisfactory to Noble (“Malta Counsel”), substantially in the form to be agreed between Malta Counsel and Noble. Thereafter, within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar year, the Company shall cause to be furnished to Noble the written opinion of Malta Counsel substantially in the form previously agreed between Malta Counsel and Noble, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Malta Counsel has previously furnished to Noble such written opinion substantially in the form previously agreed between Malta Counsel and Noble, Malta Counsel may, in respect of any future Representation Date, furnish Noble with a letter (a “Malta Reliance Letter”) in lieu of such opinions to the effect that Noble may rely on the prior opinions of Malta Counsel delivered pursuant to this Section 7(p) to the same extent as if it were dated the date of such Malta Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Malta Reliance Letter).

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(q) Comfort Letter. On or prior to the First Delivery Date, during any period in which the Prospectus relating to the Placement Shares is required to be delivered by Noble (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act) and any Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), the Company shall cause its independent accountant to furnish Noble a letter (the “Comfort Letter”), dated the date that the Comfort Letter is delivered, in form and substance satisfactory to Noble, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Noble in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that any such Comfort Letter will only be required on the Representation Date specified to the extent that the filing by the Company under the Exchange Act that gives rise to the Representation Date contains financial statements, supporting schedules or other financial information incorporated by reference into the Registration Statement.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Noble.

(s) 1940 Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries is or, after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will be, an “investment company” within the meaning of such term under the 1940 Act.

(t) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and Noble in its capacity as agent hereunder, neither Noble nor the Company (including its agents and representatives, other than Noble in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

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(v) New Registration Statement. If immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Placement Shares remain unsold, the sale of the Placement Shares under this Agreement shall automatically be suspended unless and until the Company files, if it has not already done so, a new shelf registration statement relating to the Placement Shares and such new registration statement is declared effective by the Commission. References herein to the Registration Statement shall include such new shelf registration statement. If any such new shelf registration statement becomes effective prior to the termination date of this Agreement, the Company agrees to notify Noble of such effective date.

(x) Emerging Growth Company. The Company will promptly notify Noble if the Company ceases to be an Emerging Growth Company

8. Conditions to Noble’s Obligations. The obligations of Noble hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by Noble of a due diligence review satisfactory to Noble in its reasonable judgment, and to the continuing satisfaction (or waiver by Noble in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice which have not yet been issued and sold pursuant to such Registration Statement.

(b) Securities Act Filings Made. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement. All other filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

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(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Noble (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e) Company Counsel Legal Opinion. Noble shall have received the opinion (including negative assurance statement) of Company Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinions and negative assurances is required pursuant to Section 7(n).

(f) Marshall Islands Legal Opinion. Noble shall have received the opinion of Marshall Islands Counsel required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(g) Malta Legal Opinion. Noble shall have received the opinion of Malta Counsel required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(h) Comfort Letter. Noble shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(i) Representation Certificate. Noble shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j) Secretary’s Certificate. On or prior to the First Delivery Date, Noble shall have received a certificate, signed on behalf of the Company by its corporate Secretary, certifying as to (i) the Articles of Incorporation of the Company, (ii) the By-laws of the Company, (iii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(k) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

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(l) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Noble such appropriate further opinions, certificates, letters and documents as Noble may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Noble with such conformed copies of such opinions, certificates, letters and other documents as Noble shall have reasonably requested.

(m) Notice of Listing. The Company shall have filed a Notice of Listing of Additional Shares for listing of the Placement Shares on the Exchange and the Exchange shall have acknowledged such Notice of Listing of Additional Shares.

(n) No Termination Event. There shall not have occurred and be continuing any event that would permit Noble to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Noble, the directors, officers, members, partners, employees and agents of Noble each broker dealer affiliate of Noble, and each Noble Affiliate, if any, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Noble, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance upon and in conformity with written information relating to Noble and furnished to the Company by Noble expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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(b) Noble Indemnification. Noble agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each, a “Company Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any such Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall apply only to the extent that such loss, claim, liability, expense or damage is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to Noble and furnished to the Company by Noble expressly for inclusion in any document as described in clause (x) of this Section 9(b).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

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(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Noble, the Company and Noble will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Noble, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Noble may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Noble on the other. The relative benefits received by the Company on the one hand and Noble on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Noble from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Noble, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Noble, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Noble agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Noble shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party (and any officers, directors, members, partners, employees or selling agents of Noble and each broker dealer affiliate of Noble will have the same rights to contribution as Noble), and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

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10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Noble, any controlling person of Noble, or the Company (or any of their respective officers, directors, members or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Noble shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of Noble, may materially impair the ability of Noble to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), 7(o) or 7(p), Noble’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of Noble’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 11(f), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Noble elects to terminate this Agreement as provided in this Section 11(a), Noble shall provide the required notice as specified in Section 12 (Notices).

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(b) The Company shall have the right, by giving three (3) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) Noble shall have the right, by giving three (3) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Noble on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Noble or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date and such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to Noble, shall be delivered to:

Noble Capital Markets
225 N.E. Mizner Boulevard, Suite 150
Boca Raton, Florida 33432

Attention: Richard Giles, Managing Director

Facsimile: 561.994.5741, Email: rgiles@noblecapitalmarkets.com

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with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Finnbarr D. Murphy

Facsimile: 212.309.6001, Email: finnbarr.murphy@morganlewis.com and if to the Company, shall be delivered to:

Pyxis Tankers, Inc.

59 K. Karamanli Street

Maroussi 15125 Greece

Attention: Henry Williams

Tel. +30 210 638 0200

Email: hwilliams@pyxistankers.com

with a copy (which shall not constitute notice) to:

Mr. Antonios C. Backos, General Counsel

59 K. Karamanli Street

Maroussi 15125 Greece

Attention: Antonios Backos, General Counsel

Facsimile: +30 210 653 7715

Email: abackos@pyxistankers.com

and

Jones Day

250 Vesey Street

New York, New York 10281

Attention: Alex Gendzier

Email: agendzier@jonesday.com

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

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13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Noble and their respective successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Noble may assign its rights and obligations hereunder to an affiliate of Noble without obtaining the Company’s consent.

14. Intentionally Omitted.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any other writing entered into by the parties relating to this Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Noble. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Southern District Court of New York, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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17. Waiver of Jury Trial. The Company and Noble each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Noble is acting solely as agent in connection with the sale of the Placement Shares contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Noble, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Noble has advised or is advising the Company on other matters, and Noble has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Noble has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and

(d) the Company has been advised and is aware that Noble and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Noble has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

19. Use of Information. Noble may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement unless expressly approved by the Company in writing.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

21. Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

22. Definitions. As used in this Agreement, the following term has the meaning set forth below:

(a) “Applicable Time” means the date of this Agreement, each Representation Date, each date on which a Placement Notice is given, and each Point of Sale.

23. Disclosures. Noble represents to the company that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a dealer in the states or other jurisdictions in which Noble may offer Securities and is a member of good standing of Financial Industry Regulatory Authority (“FINRA”). In October 2017, Noble and its principal owner Nicolaas Pronk settled a FINRA Case regarding alleged violations that occurred during 2011, without admitting or denying agreed to a settlement whereby Noble was fined $225,000 and Mr. Pronk was fined $25,000. Mr. Pronk was suspended from certain associations with FINRA members and ordered to procure requalification by examination for the Series 7 and Series 24 licenses. Additional information is also disclosed on FINRA’s website Broker Check www.finra.org.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and Noble, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Noble.

Very truly yours,

Pyxis Tankers Inc.

By:	/s/ Henry Williams
Name:	Henry Williams
Title:	Chief Financial Officer

Accepted as of the date first-above written:

Noble Capital Markets

By:	/s/ Richard Giles
Name:	Richard Giles
Title:	Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Pyxis Tankers Inc.

To:	Noble Capital Markets
Attention: Mark Suarez, Richard Giles and Daniel Pollitt

Subject:	At-The-Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Pyxis Tankers Inc, a Marshall Islands corporation (the “Company”), and Noble Capital Markets, Inc, a Florida corporation (“Noble”) dated March [30], 2018 (the “Agreement”), I hereby request on behalf of the Company that Noble sell up to [_x__] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $[____x___] per share, during the period beginning [MONTH/DAY/TIME] and ending [MONTH/DAY/TIME].

SCHEDULE 2

Notice Parties

Pyxis Tankers Inc.

Valentios Valentis	vgv@pyxistankers.com
Henry Williams	hwilliams@pyxistankers.com
Kostas Lytras	klytras@pyxistankers.com

Noble Capital Markets

Richard Giles	rgiles@noblefcm.com
Mark Suarez	msuarez@noblecapitalmarkets.com
Renny Chav	rchav@noblefcm.com
Danny Pollitt	dpollitt@noblefcm.com
Vincent Gioeni	vgioeni@noblefcm.com

SCHEDULE 3

Compensation

The Company shall pay Noble in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 2.75% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 4

Schedule Of Subsidiaries

Company Name	Jurisdiction of Incorporation
1. Sixthone Corp.	Marshall Islands
2. Seventhone Corp.	Marshall Islands
3. Eighthone Corp.	Marshall Islands
4. Fourthone Corp.	Marshall Islands (expected to be reincorporated in Malta)
5. Secondone Corp.	Malta
6. Thirdone Corp.	Malta
7. Maritime Technologies Corp.	Delaware, U.S.A.

(1) The Company has six vessel-owning subsidiaries, each incorporated in the Marshall Islands and wholly owned by Pyxis Tankers Inc.

EXHIBIT 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and appointed __(name of person)__________ of Pyxis Tankers Inc., a Marshall Islands corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Equity Distribution Agreement, dated (the “Equity Distribution Agreement”), between the Company and Noble, that:

(i)	the representations and warranties of the Company in Section 6 of the Equity Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof;

(iii)	as of the date hereof, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (i) and (ii) above, respectively, to be true and correct;

(iv)	there has been no Material Adverse Effect since the date as of which information is given in the Prospectus, as amended or supplemented; and

(v)	the aggregate offering price of the Placement Shares that may be issued and sold pursuant to the Equity Distribution Agreement and the maximum number or amount of Placement Shares that may be sold pursuant to the Equity Distribution Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof.

Terms used herein and not defined herein have the meanings ascribed to them in the Equity Distribution Agreement.

By:
Name:
Title:

Date: